UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2022

Molecular Templates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9301 Amberglen Blvd, Suite 100

Austin, TX 78729

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (512) 869-1555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MTEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Interim Chief Financial Officer

On November 28, 2022, Sean McLennan, interim Chief Financial Officer, Treasurer, Senior Vice President, Finance and Corporate Controller of Molecular Templates, Inc. (the “Company”), informed the Company of his intent to resign from his positions to pursue another opportunity. Mr. McLennan’s last day of employment with the Company is expected to be on January 5, 2023 (the “Effective Date”). Mr. McLennan’s resignation is not the result of any disagreement regarding the Company’s financial reporting or accounting policies, procedures, estimates or judgments. The Company thanks Mr. McLennan for his service and wishes him well.

(c) Appointment of Interim Chief Financial Officer

On December 1, 2022, the board of directors of the Company appointed Jason Kim, the Company’s President and Chief Operating Officer as the interim Chief Financial Officer and Treasurer and principal financial and accounting officer of the Company on an interim basis effective as of the Effective Date.

The selection of Mr. Kim to perform the functions of interim principal financial and accounting officer and interim Chief Financial Officer and Treasurer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Kim and any director or executive officer of the Company, and there are no transactions between Mr. Kim and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. Kim, age 48, joined the Company in 2010 and served as the Company’s President and Chief Financial Officer until August 2017. Since August 2017, Mr. Kim has served as the President and Chief Operating Officer of the Company. Mr. Kim also served as the Company’s principal financial and principal accounting officer through the Company’s merger with Threshold Pharmaceuticals and the filing of its Quarterly Report on Form 10-Q on November 14, 2017. Previously, Mr. Kim led corporate development and strategic planning initiatives at OSI Pharmaceuticals (acquired by Astellas) and ImClone Systems (acquired by Lilly). He served as an investment professional at Domain Associates and Safeguard Scientifics where he focused on venture and public investments in biotechnology. Mr. Kim holds a Master of Business Administration from The Wharton School and a Bachelor of Arts in Neuroscience from Wesleyan University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molecular Templates, Inc.

Date: December 1, 2022

	By:	/s/ Eric E. Poma, Ph.D.
Name: Eric E. Poma, Ph.D. Title: Chief Executive Officer